UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 1, 2024

METAWORKS PLATFORMS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55049	27-3098487
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3250 Oakland Hills Court, Fairfield, CA 94534

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: 424.570.9446

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

On March 1, 2024, we sold 2,500,000 shares of our common stock at a price of US$0.02 per share for aggregate gross proceeds of US$50,000. The purchaser is one individual investor. We rely on Section 4(a)(2) of the Securities Act of 1933 for an exemption from registration, the sale does not involve a public offering. No underwriter was involved. We have applied a restrictive legend to the shares.

On March 1, 2024 we converted $25,000 of debt into 625,000 shares of our common stock at a value of $.04 per share. The noteholder/purchaser is one individual investor. We rely on Section 4(a)(2) of the Securities Act of 1933 for an exemption from registration, the sale does not involve a public offering. No underwriter was involved.. We have applied a restrictive legend to the shares.

On March 1, 2024 we agreed to issue 4,600,000 shares of our common stock in payment for a one-year production and media broadcast agreement. The purchaser is the provider of the services we purchased. We rely on Section 4(a)(2) of the Securities Act of 1933 for an exemption from registration, the sale does not involve a public offering. No underwriter was involved. We have applied a restrictive legend to the shares.

On March 4, 2024, we closed on a promissory note and entered into a promissory note agreement that was dated March 1, 2024 with one subscriber (the “Holder”) to raise a net amount of US$75,000, pursuant to the terms and subject to the conditions of the unsecured promissory note issued to the Holder (the “Promissory Note”).

The Promissory Note is in the amount of US$80,000, plus a one-time interest charge of 15% (US$14,400), which accrues on issuance of the Promissory Note, is unsecured and matures on December 30, 2024. We also agreed to an original issuance discount of US$16,000.

The total amount of the Promissory Note of US$110,400 (including principal and interest) will be repaid in one(1) balloon payment of $55,200 due August 30, 2024. After the balloon payment, five (5) payments each of US$13,800, the first payment due on September 30, 2024, with subsequent payments each month thereafter. We will have a five-day grace period with respect to each payment.

In the event of a default, the Promissory Note is convertible into shares of our common stock. In a default situation the Holder will have the right to convert all or any part of the outstanding and unpaid amount of the Promissory Note into shares of our common stock at a conversion price that is equal to the lowest trading price for the shares of common stock during the 30 trading days prior to the conversion date. Upon the occurrence and during the continuation of any event of default, the Promissory Note will immediately become due and payable and, if we wish to repay the Promissory Note in cash, we must pay an amount equal to 200% of the then outstanding principal amount of the Promissory Note plus accrued and unpaid interest on the unpaid principal amount of the Promissory Note plus any default interest, if any.

We issued the Promissory Note and intend to issue shares of our common stock upon conversion of the Promissory Note to one U.S. person (as that term is defined in Regulation S of the Securities Act of 1933, as amended) and in issuing these securities, we relied or will rely on the exemptions from the registration requirements of the Securities Act of 1933 provided by Section 4(a)(2) of the Securities Act of 1933 and/or Rule 506 promulgated under the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METAWORKS PLATFORMS, INC.

/s/ Scott Gallagher
Scott Gallagher
President

March 5, 2024